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                                                                   EXHIBIT 23.1


Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of AmSurg Corp. on Form S-8 of our reports dated February 16, 2000, appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP




Nashville, Tennessee
March 13, 2001